                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                               November 19, 1999
               ------------------------------------------------
               Date of Report (date of earliest event reported)


                          CUMETRIX DATA SYSTEMS CORP.
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)


  California                       001-14001                   95-4574138
---------------                 ----------------           -------------------
(State or other                 (Commission File             (IRS Employer
jurisdiction of                      Number)               Identification No.)
incorporation)



                          Cumetrix Data Systems Corp.
                               957 Lawson Street
                           Industry, California 91748
                                  (626) 965-6899
          -----------------------------------------------------------
          (Address including zip code and telephone number, including area code, of registrant's principal executive offices)
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Item 4.  Changes In Registrant's Certifying Accountants

     On November 19, 1999, Cumetrix Data Systems Corp. (the "Company") decided to replace Arthur Andersen LLP ("Andersen") as its principal accountants and terminated the relationship. Andersen's report on the Company's financial statements for each of the last two fiscal years did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Board of Directors. During the Company's two most recent fiscal years and in the period since March 31, 1999, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Andersen initially expressed unwillingness to rely on management's representations with respect to the Company's financial statements at March 31, 1999, and for the year then ended (the "1999 Annual Statements"). After the Company responded to issues raised by Andersen (see
Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations - Results of Investigation" in the Company's Annual Report on Form 10--K for the year ended March 31, 1999), Andersen rendered its unqualified opinion on the 1999 Annual Statements.

     Item 7.  Financial Statements and Exhibits

     (c)  Exhibits

          16 - Letter from Arthur Andersen LLP regarding change in certifying accountant.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CUMETRIX DATA SYSTEMS CORP.


Date:  November 24, 1999           /s/ Max Toghraie
                                   -----------------------------------------
                                   Max Toghraie
                                   President and Chief Executive Officer and
                                   Principal Financial Officer


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